SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:
     [  ] Preliminary proxy statement
     [  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [  ] Definitive additional materials
     [  ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

PINNACLE FINANCIAL PARTNERS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

     Payment of filing fee (Check the appropriate box):

[X]	No fee required.
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(5)	Total fee paid

[ ]	Fee paid previously with preliminary materials.
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PROXY STATEMENT FOR 2002 ANNUAL MEETING
OTHER MEETING AND VOTING INFORMATION
PROPOSAL #1: ELECTION OF DIRECTORS
EXECUTIVE MANAGEMENT AND OTHER INFORMATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
GENERAL INFORMATION

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700

March 18, 2002

Dear Shareholder:

     You are cordially invited to attend our annual meeting of shareholders, which will be held at the BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201, on Tuesday, April 16, 2002, at 11 a.m. CST. I sincerely hope that you will be able to attend the meeting and I look forward to seeing you.

     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations for the year ended December 31, 2001 and during the first quarter of year 2002, as well as our plans for the future. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.

     A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

     Please take this opportunity to become involved in the affairs of Pinnacle Financial Partners. Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your own shares.

Sincerely,

/s/ M. TERRY TURNER M. Terry Turner President and Chief Executive Officer

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700

* * * * * * * * *

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 16, 2002

* * * * * * * * *

     The annual meeting of shareholders of Pinnacle Financial Partners, Inc. will be held on Tuesday, April 16, 2002, at 11 a.m. CST. at the BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201 for the following purposes:

(1)	To elect four persons to serve as Class II directors for a three-year term and to elect one person to serve as a Class I director for a two-year term; and

(2)	To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has set the close of business on February 25, 2002, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

/s/ HUGH M. QUEENER Hugh M. Queener Corporate Secretary

March 18, 2002

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700

* * * * * * * * *

PROXY STATEMENT FOR 2002 ANNUAL MEETING

* * * * * * * * *

     The Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2002 annual meeting of shareholders (the “Meeting”) to be held on Tuesday, April 16, 2002, and at any adjournments of the meeting. The enclosed proxy is solicited by the Board of Directors of the Company.

     The close of business on February 25, 2002, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about March 18, 2002.

     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value authorized, of which 2,312,053 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

OTHER MEETING AND VOTING INFORMATION

Proxy Voting Procedures

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

     You can revoke your proxy at any time before it is voted by delivering to Mr. Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street Suite 300, Nashville, Tennessee 37201, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Shareholder Approval Requirements

     A quorum will be present at the meeting if at least 1,156,027 shares are represented in person or by valid proxy at the Meeting, which is a majority of the Company’s outstanding shares of common stock. According to Tennessee law and the Company’s charter and by-laws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote “for”, “against” or “abstain” from voting, and broker non-votes will be counted for purposes of determining whether a quorum is present.

     Election of directors. The election of each director nominee requires the favorable vote of a plurality of all votes cast at the Meeting. To be elected, a director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee received sufficient votes to be elected. Abstentions (withhold authority) and broker non-votes on returned proxies and ballots will not be counted as FOR a nominee. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

     Other Matters. Any matter that may properly come before the annual meeting requires the number of votes cast in favor of the matter to exceed the number of votes cast against the matter. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all of these proposals will not be counted as in favor or against the matter. As a result, such abstentions will have no effect on the outcome of the voting on the matter.

     Proxies that brokers do not vote on one or more proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, will have no effect on the vote on any matter before the meeting.

Proxy Solicitation

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

Shareholder Proposals for Next Year’s Meeting

     In order for shareholder proposals for the 2003 Annual Meeting of shareholders to be eligible for inclusion in the Company’s 2002 Proxy Statement, all such proposals must be mailed to Hugh M. Queener, executive vice president, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, and must be received no later than December 6, 2002. After this date, a shareholder who intends to raise a proposal to be acted upon at the 2003 annual meeting of shareholders must inform the Company in writing no later than February 12, 2003. If notice is not provided by that date, the Board may exclude such proposals from being acted upon at the 2003 Annual Meeting. Further, if the Board elects not to exclude the proposal, the persons named as proxies in the Company’s proxy for the 2003 Annual Meeting may exercise their discretionary authority to act upon any such proposal.

PROPOSAL #1: ELECTION OF DIRECTORS

     The Company’s Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) directors, and shall be divided into three classes, each class to be as nearly equal in number as practicable. Currently, the Company’s Board has 12 members. At the regularly scheduled Board of Directors meeting on June 17, 2001, the directors of the Company approved an increase in the number of members of the Board of Directors from 10 to 12 persons. Subsequently, on June 17, 2001, the directors of the Company approved the election of Linda E. Rebrovick as a Class II director and Gregory L. Burns as a Class I director of the Company in order to fill the vacancies created by the increase in the number of directors from 10 to 12 persons. Pursuant to the Bylaws of the Company, Linda E. Rebrovick was nominated as a Class II director of the Company to be voted on at the 2002 Annual Meeting of Shareholders and, if elected, to serve for a three-year term ending in 2005 and upon the qualification and election of her successor, and Gregory L. Burns was nominated as a Class I director of the Company to be voted on at the 2002 Annual Meeting of Shareholders and, if elected, to serve for a two-year term ending in 2004 and upon the qualification and election of his successor.

     The terms for three (3) directors expire at the 2002 Annual Meeting. These directors are Messrs. Maupin, McCabe and McNeilly. The nomination of these directors for their re-election to another three-year term has been approved by the Board. As a result of the expansion of the Board from 10 to 12 members, Ms. Rebrovick and Mr. Burns were also nominated for election to the Board. Their nomination was approved by the Board to be voted on by the shareholders at the April 16, 2002 Annual Meeting of Shareholders. There are four (4) other directors whose terms expire at the 2003 annual meeting, and as four (4) directors, including Mr. Burns, should he be elected, whose terms expire at the 2004 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified. At each annual meeting, one class of directors is elected for a three-year term.

     Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that such shares will be voted for substitute nominee(s) as selected by the Board.

     Pursuant to the Bylaws of the Company, any shareholder may nominate for election to the Company’s Board a shareholder(s), including themselves, provided that the nomination is received by the President of the Company no sooner than February 25, 2002 (50 days prior to the Meeting) or no later than April 2, 2002 (14 days prior to the Meeting). Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the Securities and Exchange Commission, including the nominee’s consent to being named as a nominee and to serving as a director, if elected. Additionally, the nominating shareholder must provide his or her name and address as it appears in the stock records of the Company and the number of shares of common stock beneficially owned.

     All of the Company’s Directors also currently serve as directors of the Company’s wholly-owned subsidiary, Pinnacle National Bank (the “Bank”), Nashville, Tennessee.

Nominees for Election to the Board

CLASS II DIRECTORS:

John E. Maupin, Jr., D.D.S. (53)	Director since March 28, 2000
Term to expire 2002

Member of the Community Affairs Committee

Dr. Maupin is president and chief executive officer of Meharry Medical College, a position he has held since 1994. Located in Nashville, Tennessee, Meharry is one of the nation’s largest private minority institutions exclusively dedicated to the education of health care professionals and biomedical scientists. Dr. Maupin came to Meharry from the Morehouse School of Medicine in Atlanta, Georgia, where he served as executive vice president from 1989 to 1994. Before joining Morehouse, he was chief executive officer of Southside Healthcare, Inc., from 1987 to 1989 and prior to that Deputy Commissioner of Health, Baltimore City Health Department (1981-1987). Dr. Maupin has served as president of the National Dental Association, and has served on several national professional advisory groups, including the Board of Scientific Counselors and National Institute of Dental Research. Currently, he serves as a member of the National Committee of Foreign Medical Education Accreditation for the U.S. Department of Education, and the Board of Overseers of the Vanderbilt-Ingram Cancer Center. Dr. Maupin is also active in the Nashville community as a board member of the North Nashville Community Development Corporation, Community Foundation of Middle Tennessee and the Nashville Chamber of Commerce. He currently serves on the Board of Directors of LifePoint Hospitals, Inc., VALIC Companies I and II of American International Group Inc., US Life Income Fund and Monarch Dental Corporation.

Robert A. McCabe, Jr. (51)	Director since February 28, 2000
Term to expire 2002

Chairman of the Board and Chief Financial Services Officer and member of the Executive and Community Affairs Committees

Mr. McCabe began his banking career with the former Park National Bank of Knoxville, Tennessee, as an officer trainee in 1976. From 1976 to 1984, Mr. McCabe held various positions with Park National Bank in Knoxville, including senior vice president, until the acquisition of Park National by First American National Bank in 1985. Mr. McCabe joined First American as an executive vice president of the retail bank of First American National Bank of Nashville, a position he held until 1987 when First American promoted him to president and chief operating officer of the First American Bank of Knoxville. In 1989, Mr. McCabe was given added responsibility by being named president and chief operating officer for First American’s east Tennessee region. Mr. McCabe continued in that position until 1991, when First American selected him as president of First American’s Corporate Banking division, and shortly thereafter, as president of its General Banking division. In 1994, First American appointed Mr. McCabe as a vice chairman of First American Corporation.

In March 1999, Mr. McCabe was appointed by First American to manage all banking and non-banking operations, a position he held until First American’s merger with AmSouth Bancorporation in October 1999. In addition to his banking experience with First American, Mr. McCabe serves as a director of SSC Service Solutions, Nashville, Tennessee and National Health Investors of Murfreesboro, Tennessee.

Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville, Leadership Nashville and Nucleus Knoxville. He is a member of the World President’s Organization, Chief Executives Organization and serves as a trustee for both The Ensworth School and Cheekwood Associates. In addition, Mr. McCabe serves as chairman of the Downtown Nashville Partnership and is president-elect of the Middle Tennessee Boy Scouts Council. He also serves on the boards of the Nashville Area Chamber of Commerce, the Nashville Symphony, and Friends of Warner Parks.

Robert E. McNeilly, Jr. (69)	Director since February 28, 2000
Term to expire 2002

Member of the Audit, Human Resources and Community Affairs Committees

Mr. McNeilly is a retired banker, and is currently a board member of the Ragland Corporation, a privately-owned, real estate holding company. From 1993 to 1996, Mr. McNeilly served as president of First American Trust Company, Nashville, Tennessee, and from 1986 to 1993, as the chairman of First American Bank of Nashville. Prior to 1986, Mr. McNeilly was involved in the printing industry for 29 years where he held various management positions. He has lived and worked in Nashville most of his life, and has held many key civic leadership roles including chairman of the Nashville Area Chamber of Commerce, the Nashville United Way, and president of the Canby Robinson Society of the Vanderbilt Medical Center. Mr. McNeilly is the chairman of the Metropolitan Action Commission and a board member of the Harpeth Hall School, Montgomery Bell Academy and the Cumberland Region Tomorrow.

Linda E. Rebrovick (46)	Director since June 17, 2001
Term to expire 2002

Member of the Audit Committee

Ms. Rebrovick was one of 12 organizers of Pinnacle Financial Partners. She currently serves as chief marketing officer and executive vice president for KPMG Consulting Inc. Ms. Rebrovick was previously managing partner for KPMG LLP’s Health Care Consulting Practice and chairman of the board process committee for the KPMG LLP Board of Directors. She has 22 years of experience in consulting, including work for International Business Machines (IBM) as business unit executive for its Tennessee Consulting & Systems Integration Services. Ms. Rebrovick serves on the board of United Way of Middle Tennessee, and has previously served on the boards of the American Heart Association and American Lung Association of Middle Tennessee. She was named Woman of the Year by the Davidson County Business and Professional Women’s Club, and Nashville Business and Lifestyles named her in the Top 40 Under 40: Nashville’s Emerging Leaders.

CLASS I DIRECTOR:

Gregory L. Burns (46)	Director since June 17, 2001
Term to expire 2004

Member of the Human Resources Committee

Mr. Burns serves as chairman of the board and chief executive officer for O’Charley’s Inc. Mr. Burns joined O’Charley’s in 1983 as controller, and later held the positions of executive vice president, chief financial officer and president. Prior to joining O’Charley’s, he served as chief financial officer for the Nashville Banner Publishing Company and a senior accountant for Price Waterhouse. Mr. Burns recently served as chairman of the board of directors for Nashville Sports Council and is a board member for the Nashville Symphony, Boy Scouts of America of the Middle Tennessee Council and the University of Kentucky Business Partnership Foundation.

Continuing Directors Until 2003 Meeting

CLASS III DIRECTORS:

Dale W. Polley (52)	Director since February 28, 2000
Term to expire 2003

Chairman of the Audit Committee and member of the Executive Committee

Mr. Polley retired as a vice chairman and member of the board of directors of First American Corporation and First American National Bank in 2000. In the nine years preceding these positions, Mr. Polley served in various executive management positions at First American, which included serving as its president from 1997 to 1999. Before joining First American in 1991, Mr. Polley was group executive vice president and treasurer for C&S/Sovran Corporation, and held various positions within Sovran before its merger with C&S. Mr. Polley joined Sovran from Commerce Union Bank of Nashville where he was its executive vice president and chief financial officer.

Mr. Polley serves on the boards of directors of O’Charley’s Inc., Nashville Sports Council, Music City Bowl, T.J. Martell Foundation, St. Thomas Foundation and Vanderbilt-Ingram Cancer Center. Additionally, he has formerly served on the boards of directors of the Federal Reserve Bank of Atlanta (Nashville branch), the American Cancer Society, the American Heart Association, YMCA, and the United Way, where he served as chairman of the board and chairman of the community’s 1995 fundraising campaign. Mr. Polley has also served as president of the Nashville Club for the University of Kentucky Alumni Association. In 2001, Mr. Polley served as the chairman of the steering committee for the Sports Council’s hosting of the 2001 SEC Men’s Basketball Tournament. Mr. Polley is a member of Leadership Nashville, Tennessee Society of Certified Public Accountants and the Financial Executives Institute.

James L. Shaub, II (44)	Director since February 28, 2000
Term to expire 2003

Chairman of the Human Resources Committee and member of the Executive Committee

Mr. Shaub is president and chief executive officer of Southeast Waffles, LLC, a multi-state Waffle House franchise based in Nashville. Mr. Shaub is a graduate of Vanderbilt University where he received a bachelor’s degree in economics. Before his career as a restaurateur, Mr. Shaub was vice president of NationsBank of Tennessee, formerly Commerce Union Bank. He has been very active in Nashville civic affairs, serving as a board member of the Cumberland Science Museum and Grassmere Wildlife Park and as president of the Nashville Child Center.

Reese L. Smith, III (53)	Director since February 28, 2000
Term to expire 2003

Member of the Audit Committee

Mr. Smith is president of Haury & Smith Contractors, Inc., a real estate development and home building firm. He is a native Tennessean, and has operated this business in the Nashville area since his graduation from the University of Tennessee at Martin in 1970. From 1996 to 1999, Mr. Smith served as a board member of First Union National Bank of Nashville, and was a founder and director of Brentwood National Bank from its inception in 1991 to 1996. Mr. Smith serves on the Tennessee State Board for Licensing Contractors. He previously served as a trustee of Brentwood Academy and as president of the Battle Ground Academy Alumni Association. Currently, Mr. Smith serves as a national director of the National Association of Home Builders and is chairman of the trustees at Forest Hills United Methodist Church and trustee for Martin Methodist College.

M. Terry Turner (47)	Director since February 28, 2000
Term to expire 2003

President and Chief Executive Office, Chairman of the Executive Committee, Vice Chairman of the Board

Mr. Turner is the vice chairman of the board, president and chief executive officer of the Company and the Bank. Mr. Turner is a graduate of the Georgia Institute of Technology where he received his bachelor’s degree in Industrial Management in 1976. Following his graduation, Mr. Turner worked for Arthur Andersen & Company as a consultant in Atlanta, Georgia, and joined one of his clients, Park National Bank, Knoxville, Tennessee in 1979 where he held various management positions, including senior vice president of the bank’s commercial division. In 1985, Mr. Turner joined First American National Bank, Nashville, Tennessee, as a result of its acquisition of Park National Bank. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation. Mr. Turner’s banking career at First American in Nashville covered 14 years, and entailed executive level responsibilities for almost all aspects of its banking and investment operations.

During Mr. Turner’s tenure in Nashville, he has served as an advisory board chairman for the Salvation Army, vice chairman for the Southern Baptist Foundation and as a member of the board of trustees of Belmont University. Mr. Turner currently serves on the executive committee of the Nashville Credit Bureau and on the board of trustees for Brentwood Academy. Mr. Turner is an active member in the Young President’s Organization and is also a member of numerous local clubs and organizations including Leadership Nashville and Caduceus Society.

Continuing Directors Until 2004 Meeting

CLASS I DIRECTORS:

Sue G. Atkinson (61)	Director since February 28, 2000
Term to expire 2004

Chairman of the Community Affairs Committee and a member of the Executive and Human Resources Committees

Ms. Atkinson has been chairman of Atkinson Public Relations of Nashville, Tennessee since 1986. Ms. Atkinson was raised in Tennessee and educated at Vanderbilt University, Nashville, Tennessee, where she received a bachelor’s degree. She began her professional career as director of development for Nashville Public Television in 1971, serving until 1979. In 1979, she became president of Holder Kennedy Public Relations of Nashville, and remained in this capacity until founding her own public relations firm in 1986. In the area of public relations, Ms. Atkinson has worked with First American Corporation since 1991, and with Commerce Union/Sovran Bank/C&S Sovran from 1986 to 1991. Ms. Atkinson currently serves on the Board of Directors and executive committee of the Nashville Area Chamber of Commerce, and has served as a board member for the Metropolitan Nashville Convention Commission, the Nashville Symphony Association, Children’s Hospital of Vanderbilt University and Leadership Nashville. She has also served on the board of trustees of the Alumni Association of Vanderbilt University.

Colleen Conway-Welch (57)	Director since February 28, 2000
Term to expire 2004

Member of the Community Affairs Committee

Ms. Conway-Welch is the dean and chief executive officer of the Vanderbilt University School of Nursing, Nashville, Tennessee, a position she has held since 1984. Because of her international stature as a voice for the nursing profession, Ms. Conway-Welch has been previously called on to advise both President Reagan’s 1988 Commission on HIV and President Clinton’s National Bipartisan Commission on the Future of Medicare. Her professional activities include or have included serving as a member of the Board of Directors for First Union National Bank of Tennessee, the American Physicians Network, Ardent Health Systems, Caremark and RehabCare Group. In her community role, she has served on the Board of Directors for the Nashville Symphony, chaired the “Report Card” Committee on Nashville Schools for the Nashville Area Chamber of Commerce and is a member of the Nashville Rotary. Ms. Conway-Welch chaired the Middle Tennessee United Way campaign in 1999.

Clay T. Jackson, CPCU (48)	Director since February 28, 2000
Term to expire 2004

Member of the Audit and Human Resources Committees

Mr. Jackson is president and a principal of Cooper, Love & Jackson, a 100+ year old, independent insurance agency. The agency provides a full range of personal and commercial insurance products. He has served in this capacity since 1989. Mr. Jackson is active in the Nashville community and has served on the Boards of the Nashville Institute of the Arts, the Nashville Ballet, president of the Nashville Humane Society and the alumni Board of Washington & Lee University. Mr. Jackson has served on various committees for the Insurors of Nashville, the Insurors of Tennessee, the Board of USF&G and as a member of Partnership 2000 Committee for the Nashville Area Chamber of Commerce. He is a member of the Nashville Rotary Club, the Nashville Committee on Foreign Relations and currently serves on the Boards of Montgomery Bell Academy, Leadership Nashville and the Insurors of Tennessee. Mr. Jackson is a native Nashvillian and life-long member of St. George’s Episcopal Church.

BOARD COMMITTEES

     The Company’s Board of Directors has established the committees described below. The members of each committee are the same for the Company and the Bank and are as identified above.

EXECUTIVE COMMITTEE. The members of the Executive Committee are M. Terry Turner, Robert A. McCabe, Jr., Sue G. Atkinson, Dale W. Polley, and James L. Shaub, II. Under the Company’s By-Laws, the Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters. The Executive Committee recommends to the Board of Directors all major policies and procedures pertaining to loan policy. The Executive Committee has overall responsibility for investment strategy of the Company and the Bank. The Executive Committee is also responsible for recommending nominations for expired Board seats and/or additional Board members. The Executive Committee held twelve meetings in 2001.

AUDIT COMMITTEE. The members of the Audit Committee are Dale W. Polley, Clay T. Jackson, Robert E. McNeilly, Jr., Reese L. Smith, III and Linda E. Rebrovick. Attached to this proxy statement as Appendix A is the Audit Committee Charter, which sets forth its responsibilities. The Audit Committee shall consist of at least three independent directors. Members of the Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the listing standards of the National Association of Securities Dealers, that could interfere with the exercise of their independence from management and the Company. All members of the Audit Committee were independent. As determined by the Board, the members of the Committee will be financially literate with at least one having accounting or related financial management experience or background. Company management, internal and independent auditors, independent loan reviewers, compliance consultants and the Company’s General Counsel may attend each meeting or portions thereof as required by the Committee. The Audit Committee held five meetings in 2001.

COMMUNITY AFFAIRS COMMITTEE. The members of the Community Affairs Committee are Sue G. Atkinson, Colleen Conway-Welch, John E. Maupin, Jr., Robert A. McCabe, Jr., and Robert E. McNeilly, Jr. The Community Affairs Committee evaluates overall community relations including public affairs and advertising. The Community Affairs Committee establishes the Bank’s community development program, and assesses and works to ensure compliance with the Community Reinvestment Act, fair lending laws, and the Home Mortgage Disclosure Act. Additionally, this committee oversees the Bank’s corporate contribution program. The Community Affairs Committee held three meetings in 2001.

HUMAN RESOURCES COMMITTEE. The members of the Human Resources Committee are James L. Shaub, II, Gregory L. Burns, Clay T. Jackson and Colleen Conway-Welch. The Human Resources Committee establishes or approves all policies and procedures related to the human resources function of the Company and the Bank including employee compensation, incentive programs, 401(k) and employee stock option plans. Additionally, this committee will approve the hiring of all executive officers and evaluate the performance of the Chief Executive Office annually. The Human Resources Committee held two meetings in 2001.

MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended December 31, 2001, the Board of Directors of the Company held twelve meetings. All incumbent directors attended at least 75% of the total number of meetings of the Company Board of Directors and committees of the Board on which he or she serves, except for Ms. Conway-Welch, who attended 69%.

DIRECTOR COMPENSATION

     For the fiscal year ended December 31, 2001, directors of the Company received $500 for each board meeting attended, $250 for committee chairmanships paid on a quarterly basis and $250 for attendance at board committee meetings. Directors of the Company who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank. Additionally, directors do not receive separate compensation for serving on the Bank’s Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES.

EXECUTIVE MANAGEMENT AND OTHER INFORMATION

     The following table shows for the named executive officers of the Company: (a) his or her name, (b) his or her age at December 31, 2001, (c) how long he or she has been an officer of the Company, (d) his or her position with the Company and the Bank.

		Officer
Name	Age	Since	Position with Company and Bank

M. Terry Turner	47	2000	President and Chief Executive Officer
Robert A. McCabe, Jr.	51	2000	Chairman of the Board and Chief Financial Services Officer
Hugh M. Queener	46	2000	EVP and Chief Administrative Officer
James E. White	49	2000	EVP and Chief Credit Officer
Joanne B. Jackson	44	2000	EVP and Client Services Group Manager
Harold R. Carpenter, Jr.	42	2000	SVP and Chief Financial Officer

     Mr. Turner was employed by First American National Bank serving in various capacities from 1979 to 1999. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation.

     Mr. McCabe was employed by First American National Bank serving in various capacities from 1976 to 1999, including being appointed vice chairman of First American Corporation from 1994 to 1999.

     Mr. Queener was employed by AmSouth Bancorporation from 1999 to 2000 serving as an Executive vice president in the consumer banking group in Nashville. Prior to the merger with AmSouth, Mr. Queener was employed by First American National Bank from 1987 to 1999 serving mostly recently as Executive vice president in charge of retail lending from 1987 to 1999. Prior to his employment at First American, Mr. Queener was employed with The Kirchman Corporation from 1986 to 1987 and served as senior vice president for client service, installations and software development and support.

     Mr. White was employed by AmSouth Bancorporation from 1999 to 2000 serving as Executive Vice president – Group Sales Manager for the private banking group in Nashville. Prior to the merger with AmSouth, Mr. White was employed by First American National Bank from 1991 to 1999 serving in a variety of roles in the commercial and private banking areas, including private banking group manager in 1998 and 1999 and president of the middle region of Tennessee in 1997 and 1998.

     Ms. Jackson was employed by AmSouth Bancorporation from 1999 to 2000 as the business banking team leader in Nashville, Tennessee. Prior to the merger with AmSouth, Ms. Jackson was employed by as a senior vice president at First American National Bank from 1994 to 1999 serving in a variety of roles focusing on the small business market.

     Mr. Carpenter was employed by AmSouth Bancorporation from 1999 to 2000 as a senior vice president in the finance group in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. Carpenter was employed by First American National Bank as senior vice president from 1994 to 1999 serving most recently as the financial manager for the Tennessee, Mississippi and Louisiana areas. Mr. Carpenter was employed by the national accounting firm, KPMG, from 1982 to 1994.

COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities of the Named Executive Officers of the Company and the Bank for the year ended December 31, 2001 and for the period from February 28, 2000 (inception) through December 31, 2000.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-term Compensation

Named Executive Officer		Salary	Bonus	All Other	Number of Securities
Principal Position	Year	($)	($)	Compensation ($)	Underlying Options

M. Terry Turner, Chief Executive Officer	2001	220,000	—	—	7,500
	2000	183,250	—	—	45,000

Robert A. McCabe, Jr., Chairman and
Chief Financial Services Officer	2001	220,000	—	—	7,500
	2000	91,156	—	—	45,000

Hugh M. Queener, Chief Administrative Officer	2001	160,000	—	—	4,500
	2000	119,384	—	—	30,000

James E. White, Chief Lending Officer	2001	140,000	—	—	3,500
	2000	58,333	42,000	—	10,000

Joanne B. Jackson, Client Services Group Manager	2001	112,500	14,000	—	3,000
	2000	51,333	—	—	5,000

Harold R. Carpenter, Jr., Chief Financial Officer	2001	112,500	8,500	—	3,000
	2000	51,333	—	—	2,000

     The following table sets forth information at December 31, 2001, concerning stock options granted in 2001 to the named executive officers listed in the Summary Compensation Table above. The listed Named Executive Officers did not exercise any options to purchase common stock of the Company during the year ended December 31, 2001. The Company has not granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

	Number of	Percent of
	Securities	Total Options	Exercise	Expiration Date
	Underlying	Granted to All	Price	of Option
Name	Options	Employees	Per Share	Grant

M. Terry Turner	7,500	14.1%	$7.64	March 31, 2011
Robert A. McCabe, Jr.	7,500	14.1%	$7.64	March 31, 2011
Hugh M. Queener	4,500	8.5%	$7.64	March 31, 2011
James E. White	3,500	6.6%	$7.64	March 31, 2011
Joanne B. Jackson	3,000	5.6%	$7.64	March 31, 2011
Harold R. Carpenter, Jr.	3,000	5.6%	$7.64	March 31, 2011
Named executive officers, as a group	29,000	54.5%	$7.64	March 31, 2011
All employees, as a group	53,200	100.0%	$7.65	Thru December 1, 2011

     At December 31, 2001, the closing price of the Company’s common stock on the OTC Bulletin Board was $10.25. The options granted in 2001 vest at a rate of 20% per year (assuming continued employment), commencing March 31, 2002. No options were exercised during 2001. Of the options granted in 2000, 20% vested on August 17, 2001 for executive officers and other employees. The following table sets forth information on options held by the above-Named Executive Officers as of December 31, 2001.

			Value of
		Vested	Unexercised in-the-
	Unexercisable	Exercisable	money options at
Name	Options	Options	December 31, 2001

M. Terry Turner	43,500	9,000	$2,250
Robert A. McCabe, Jr.	43,500	9,000	$2,250
Hugh M. Queener	28,500	6,000	$1,500
James E. White	11,500	2,000	$500
Joanne B. Jackson	7,000	1,000	$250
Harold R. Carpenter, Jr.	4,600	400	$100

     In January 2002, the Human Resources Committee granted stock options at an exercise price equal to the fair market value as of the grant date (February 1, 2002 or $9.92 per share) to purchase shares set forth to the following persons or groups: M. Terry Turner, 22,500 shares; Robert A. McCabe, Jr., 22,500 shares; Hugh M. Queener, 13,000 shares; James E. White, 7,000 shares; Joanne B. Jackson, 6,000 shares; Harold R. Carpenter, Jr., 6,000 shares; all named executive officers as a group, 77,500 shares; and all employees as a group, 124,500 shares. These options expire on February 1, 2012.

     All of the Company’s options are issued pursuant to the 2000 Stock Incentive Plan of the Company and vest in 20% increments beginning one year from the date of grant and vest each year for the following four years. Vesting for all options will be accelerated in the event of a “change of control,” (unless the “change of control” occurs prior to October 28, 2003, in which case the options will accelerate at a rate of 33 1/3% per year on October 28, 2001, 2002 and 2003, respectively). A “change of control” generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company’s shareholders before the merger owns 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

EMPLOYMENT AGREEMENTS

     The Company entered into a three-year employment contract with M. Terry Turner, its president and Chief Executive Officer (“CEO”) on August 1, 2000. The agreement will automatically renew for an additional day each day after March 31, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. The contract provides that the president and CEO will receive an initial annual salary of $220,000 and an annual bonus as determined by the Board of Directors. Additionally, the president and CEO receives other benefits under the employment contract including an incentive stock option to purchase 45,000 shares of common stock at an exercise price of $10 per share pursuant to the Company’s 2000 Stock Incentive Plan. The stock option will become exercisable in equal one-fifth annual increments over a five-year period which began on August 17, 2001. Additionally, pursuant to this agreement with Mr. Turner, the Company will be obligated to pay Mr. Turner his base salary for the following terminating events:

Payment Obligation
Terminating Event	In relation to Base Salary

Mr. Turner becomes permanently disabled	Maximum of six months
The Bank terminates Mr. Turner’s employment without Cause, as defined in the agreement	End of agreement’s term
Mr. Turner terminates his employment for cause, as defined	Maximum of twelve months
Mr. Turner terminates his employment within twelve months after a change of control, as defined	Three times base salary and target bonus, plus benefits

     The Company entered into a three-year employment contract with Robert A. McCabe, Jr., its Chairman of the Board and Chief Financial Services Officer (the “Chairman”) on August 1, 2000. The agreement will automatically renew for an additional day each day after August 1, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. The contract provides that the Chairman will receive an initial annual salary of $220,000 and an annual bonus as determined by the Board of Directors. Additionally, the Chairman receives other benefits under the employment contract including an incentive stock option to purchase 45,000 shares of common stock at an exercise price of $10 per share pursuant to the Company’s 2000 Stock Incentive Plan. The stock option will become exercisable in equal one-fifth annual increments over a five-year period which began on August 17, 2001. Additionally, pursuant to this agreement with Mr. McCabe, the Company will be obligated to pay Mr. McCabe his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.

     The Company entered into a three-year employment contract with Hugh M. Queener its Chief Administrative Officer (“CAO”) on December 4, 2000. The agreement will automatically renew for an additional day each day after April 1, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. The contract provides that the CAO will receive an initial annual salary of $160,000 and an annual bonus as determined by the Board of Directors. Additionally, the CAO receives other benefits under the employment contract including an incentive stock option to purchase 30,000 shares of common stock at an exercise price of $10 per share pursuant to the Company’s 2000 Stock Incentive Plan. The stock option will become exercisable in equal one-fifth annual increments over a five-year period which began August 17, 2001. Additionally, pursuant to this agreement with Mr. Queener, the Company will be obligated to pay Mr. Queener his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.

     The employment agreements set forth above for Messrs. Turner, McCabe and Queener, contain provisions that if the executive terminates his employment with the Company for “cause” within a year following a “change of control”, the executive shall be entitled to a severance payment equal to three times the executive’s then current salary and target bonus. The executive will also receive three years of Company-provided health plan benefits subsequent to his termination. In addition, the executive will be indemnified by the Company for any excise tax due under Section 4999 of the Internal Revenue Code of an amount sufficient to place the executive in the same after-tax position as the executive would have been had no excise tax been imposed upon or incurred or paid by the executive.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists, as of December 31, 2001, the number of shares of common stock beneficially owned by certain beneficial owners whereby their ownership is in excess of five percent of the outstanding common stock of the Company. The information shown below is based upon information known by the Company.

	Number of	Percent of
	Shares Beneficially	all Shares
Name and Address	Owned	Outstanding

ALFA Mutual Fire Insurance Company	155,000	6.70%
P.O. Box 11000
Montgomery, Alabama 36191

     The following table lists, as of December 31, 2001, the number of shares common stock beneficially owned by (a) each current director of the Company, (b) each Named Executive Officer listed in the Summary Compensation Table, and (c) directors and named executive officers, as a group. The information shown below is based upon information furnished to the Company by the named persons.

	Number of	Percent of
	Shares Beneficially	all Shares
Name	Owned (1)(2)	Owned (2)

Directors:
Sue G. Atkinson	17,267	0.74%
Gregory L. Burns	2,778	0.12%
Colleen Conway-Welch	11,667	0.50%
Clay T. Jackson	66,445	2.79%
John R. Maupin, Jr., D.D.S	1,167	0.05%
Robert A. McCabe, Jr.	129,377	5.30%
Robert E. McNeilly, Jr.	31,944	1.36%
Dale W. Polley	30,966	1.32%
Linda E. Rebrovick	14,447	0.62%
James L. Shaub, II	31,944	1.36%
Reese L. Smith, III	28,000	1.20%
M. Terry Turner	104,424	4.32%
Named Executive Officers:
Hugh M. Queener	65,233	2.74%
James E. White	10,700	0.46%
Joanne B. Jackson	12,600	0.54%
Harold R. Carpenter, Jr.	15,200	0.65%
All Directors and named executive officers, as a Group	574,159	23.89%

(1)	Each person is the record owner of and has sole voting and investment power with respect to his or her shares. Additionally, the address for each person listed is 211 Commerce Street Suite 300, Nashville, Tennessee 37201.
(2)	For each person, these amounts include common shares outstanding plus all common shares which could be acquired from the exercise of any vested warrants or options within 60 days of March 18, 2002 regardless of price. The percent of shares outstanding is computed by dividing the number of shares beneficially owned noted above by the Company’s total shares outstanding plus the number of shares which could be acquired from the exercise of any vested warrants or options within 60 days of March 18, 2002 regardless of price for each particular person or group. The number of shares which could be acquired from the exercise of any vested warrants or options within 60 days of March 18, 2002 regardless of price for each particular person is as follows: Ms. Atkinson (1,667 shares); Mr. Burns (0 shares); Ms. Conway-Welch (1,667 shares); Mr. Jackson (4,166 shares); Mr. Maupin (167 shares); Mr. McCabe (22,999 shares); Mr. McNeilly (4,166 shares); Mr. Polley (4,166 shares); Ms. Rebrovick (1,667 shares); Mr. Shaub (4,166 shares); Mr. Smith (5,000 shares); Mr. Turner (22,999 shares); Mr. Queener (12,733 shares); Mr. White (2,700 shares); Ms. Jackson (1,600 shares); Mr. Carpenter (1,000 shares) and all directors and executive offices, as a group (90,863 shares).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the year ended December 31, 2001, all of our directors and executive officers, who are listed above, complied with all applicable Section 16(a) filing requirements. Additionally, we are not aware of any shareholders who hold more than 10% of the outstanding common stock of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which the directors and officers have a controlling interest. These transactions are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.

     Atkinson Public Relations, of which Sue G. Atkinson is chairman, provides various services for the Company subject to an agreement which was approved by the Board of Directors of the Company. For the year ended December 31, 2001, the Company incurred approximately $112,000 in expense for services rendered by this public relations company.

     On September 28, 2001, the Company concluded a private placement of its Common Stock to certain accredited investors pursuant to Regulation D and Section 4(2) of the Securities Act of 1933, as amended. In the private placement, the Company received approximately $3,597,000, net of offering expenses, from the subscription of 402,053 shares at $9 per share for its common stock. Directors, named executive officers, and members of their immediate families and certain beneficial owners that hold more than five percent of the Company’s outstanding stock purchased the following shares issued in connection with the private placement:

	Number of	Aggregate price
	Shares purchased	of shares acquired
Name	in Private Placement	at $9 per share

Directors:
Sue G. Atkinson	5,600	$50,400
Gregory L. Burns	2,778	25,002
Colleen Conway-Welch	—	—
Clay T. Jackson	27,779	250,011
John R. Maupin, Jr., D.D.S	—	—
Robert A. McCabe, Jr.	27,778	250,002
Robert E. McNeilly, Jr.	2,778	25,002
Dale W. Polley	2,800	25,200
Linda E. Rebrovick	2,780	25,020
James L. Shaub, II	2,778	25,002
Reese L. Smith, III	3,000	27,000
M. Terry Turner	5,600	50,400
Named Executive Officer:
Hugh M. Queener	11,500	103,500
James E. White	6,000	54,000
Joanne B. Jackson	—	—
Harold R. Carpenter, Jr.	10,500	94,500
Beneficial owner in excess of 5% of shares outstanding:
ALFA Mutual Fire Insurance Company	55,000	495,000

Totals	166,671	$1,500,039

REPORT OF THE AUDIT COMMITTEE

     The following is the Report of the Audit Committee for the period from February 28, 2000 (inception) to December 31, 2001:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2001 and for the period from February 28, 2000 (inception) to December 31, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board and have discussed with the independent auditors the auditor’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

Dale W. Polley, Chairman Clay T. Jackson, Member Robert E. McNeilly, Jr., Member Linda E. Rebrovick, Member Reese L. Smith, III, Member

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by referencing and shall not otherwise be deemed filed under such Acts.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, as recommended and approved by the Audit Committee, has ratified the appointment of the accounting firm of Arthur Andersen LLP to serve as auditors for the Company for the year ending December 31, 2002. The firm of Arthur Andersen LLP has served as the Company’s auditors since inception. The Audit Committee and the Board considered the background, expertise and experience of the audit team assigned to the Company and various other relevant matters, including the proposed fees for audit services. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

     Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB, for the year ended December 31, 2001 were approximately $50,000.

     Financial Information Systems Design and Implementation Fees. No fees were billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2001.

     All Other Fees. The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above for the year ended December 31, 2001 were $12,500. These fees were incurred for services rendered in connection with the filing of the Company’s Federal and state tax returns ($8,500) and the performance of an internal control assessment ($4,000) which occurred in the last quarter of 2000 and first quarter of 2001. In the second quarter of 2001, the Company engaged another accounting firm to provide internal audit services. The Audit Committee considered these fees and concluded that the performance of these non-audit services was consistent with Arthur Andersen LLP’s independence.

OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that may be brought before the Meeting. If, however, any matters other than the election of directors or the approval of the appointment of the independent public accountants or matters related thereto, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

GENERAL INFORMATION

     Annual Report. The Company’s 2001 Annual Report is being mailed to shareholders with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

     Additional Information. A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001, excluding certain exhibits thereto, may be obtained without charge by writing to Pinnacle Financial Partners, Inc., Attn: Chief Financial Officer, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201.

By Order of the Board of Directors,

/s/ HUGH M. QUEENER Hugh M. Queener Corporate Secretary

March 18, 2002

Appendix A

PINNACLE FINANCIAL PARTNERS, INC.
Audit Committee Charter

General

The Audit Committee (the “Committee”) of the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) shall consist of at least three independent directors. Members of the Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the listing standards of the National Association of Securities Dealers, that could interfere with the exercise of their independence from management and the Company. As determined by the Board of Directors, the members of the Committee will be financially literate with at least one having accounting or related financial management experience or background. Company management and internal and external auditors may attend each meeting or portions thereof as required by the Committee. Outside counsel and other consultants and/or advisors may attend meetings at the invitation of the Committee. The Committee will have a minimum of four meetings each year (typically once a quarter) and will have special meetings if and when required.

Responsibilities

The Committee’s role is one of oversight; whereas the Company’s management is responsible for the adequacy of the Company’s systems of internal accounting controls and procedures and for preparing the Company’s financial statements. The external auditors are responsible for auditing those financial statements. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the external auditor’s work. The following functions shall be the key responsibilities of the Committee in carrying out its oversight function.

1.	Ensure that the affairs and practices of the Company, Pinnacle National Bank and all other subsidiaries, if any, are subject to proper, effective and continuing internal and external audit and control procedures.

2.	Annually approve the selection, evaluation and compensation of the external auditor firm. This selection will be ratified by the full Board of Directors annually. Related to the annual external audit, the Committee will also:

a.	Periodically evaluate the qualifications and experience of the external audit team, including the staffing levels and quality control procedures of the external auditors.

b.	Ensure that the external audit will be prepared in accordance with generally accepted auditing standards and that the Company’s financial statements are conducted in accordance with generally accepted accounting principles. Ensure that the audit scope has not been limited and that the audit will include an appropriate evaluation of internal accounting controls and procedures, and the issuance of a report to the Committee regarding such internal controls and procedures.

c.	Review and discuss the audited financial statements with management and the external auditors before reaching a determination that such audited financial statements may be included in any report or other filing made with the Securities and Exchange Commission.

d.	Approve the retention of the external audit firm for any non-audit service and the fee for such service.

e.	Confirm the independence of the external auditors and obtain a written statement delineating all relationships between the external auditors and the Company, including all non-audit services and fees. The Committee will also discuss with the external auditors any relationship or service that would impact their objectivity and independence and will recommend that the Board take appropriate action in response to the external auditor’s statement to ensure the independence of the external auditors.

3.	Determine whether to retain a third party accounting firm (which shall not be the external auditor) to provide all or a portion of the internal audit function and the terms and conditions, including fees, for any such engagement (the “internal auditor”). Annually approve the selection, evaluation, compensation and audit plan of the internal auditors. This selection will be ratified by the full Board of Directors annually. The Committee will determine that the internal auditor has:

a.	Examined and evaluated the effectiveness of the system of internal accounting controls and procedures and the quality of performance in carrying out assigned responsibilities in the organization.

b.	Reviewed the reliability and integrity of financial and operating information used and reported.

c.	Examined compliance with regulations, laws, policies and sound banking practices and the internal systems in place to assure ongoing compliance and report violations or internal system deficiencies and recommended improvements.

d.	Reviewed the Bank’s compliance with its bank protection security policies which serve to protect clients and associates, assets of the clients, and assets of the Bank.

4.	Ensure that the internal and external auditors, as well as the internal loan reviewer(s), have appropriate and direct access to the Committee and periodically meet with the Committee in private session as appropriate.

5.	Recommend to the Board guidelines for the Company’s hiring of employees of either the internal or external auditor who participated (directly or indirectly) in providing audit services to the Company.

6.	Inquire of Company management, as well as external auditors, the appropriateness and quality of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements and the effect of regulatory and accounting initiatives, as well as any off-balance sheet items on the Company’s financial statements.

7.	Receive information on the adequacy of the Company’s compliance with established policies, regulations and controls.

8.	Receive regular reports on management’s progress in addressing any problems or issues identified in all audit reports.

9.	Review any recommendations or findings of the Board of Directors or any other Board or Management Committees with a heightened sense of awareness to those matters that have an impact on the financial statements and the internal control structure of the Company. At a minimum, the following items should be reviewed on a consistent basis:

a.	The quarterly Internal Loan Review schedule, summary of loan review findings and allowance for loan loss analysis.

b.	The quarterly compliance monitoring schedule, summary of findings, any violations of compliance laws and regulations, and corrective actions taken or to be taken.

c.	Any violations of the Associate Code of Conduct by any Directors, Officers or Associates having an impact on, or being reasonably related to, the Company’s internal accounting controls and procedures.

10.	Review all regulatory examination reports and determine whether adequate corrective actions are being taken to correct any deficiencies, violations or weaknesses noted in the reports.

11.	Review all significant litigation involving the Company and any of its subsidiaries with the Company’s legal counsel.

12.	Prepare a report for inclusion in the Company’s proxy statement disclosing that the Committee has reviewed and discussed the annual audited financial statements with management and discussed certain other matters, as required by Statement of Auditing Standards No. 61, Communications with Audit Committees, with the external auditors. Based upon these discussions, state in the report whether the Committee recommended to the Board that the audited financial statements be included in the Company’s annual report as filed with the Securities and Exchange Commission.

13.	Review and assess the adequacy of the Committee’s charter annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

14.	Review and assess the effectiveness of the Committee’s performance annually. Address any improvement opportunities in a formal and timely manner and present such to the Board for its consideration and approval.

Quorum

     For the transaction of business at any meeting of the Committee, three members shall constitute a quorum.

PROXY	Appendix B

PINNACLE FINANCIAL PARTNERS, INC.
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, APRIL 16, 2002

     The undersigned hereby appoints Robert A. McCabe, Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Pinnacle Financial Partners, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201 and at any adjournments of the annual meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

PROPOSAL #1:	To elect the four (4) persons listed below to serve as Class II Directors of Pinnacle Financial Partners, Inc. for a three-year term:
John E. Maupin, Jr., DDS — Robert A. McCabe, Jr.
Robert E. McNeilly, Jr. — Linda E. Rebrovick

To elect the following person listed below to serve as a Class I Director of Pinnacle Financial Partners, Inc. for a two-year term:

Gregory L. Burns

[ ]	FOR all nominees listed above	[ ]	WITHHOLD authority to vote	[ ]	FOR ALL EXCEPT -
			on all nominees listed above		See instruction below

INSTRUCTION: To withhold authority for any individual nominee, mark “For All Except” above, and write the name of the nominees for which you do not wish to vote FOR in the space below.

* * * * * * * *

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

Signature(s) of Shareholder(s)	Please print name of Shareholder(s)	Date: , 2002
(be sure to date your proxy)

I WILL                      WILL NOT                      ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU.